Evolus Reports Third Quarter 2025 Financial Results

•Total Net Revenue of $69.0 Million for Q3 2025, Up 13% from Q3 2024; Year-To-Date Growth of 10%
•Global Jeuveau® Net Revenue of $63.2 Million for Q3 2025, Up from $59.7 Million in Q2 2025, Reflecting Sequential Growth That Outperformed Typical Seasonal Trends
•Evolysse™ Delivered $5.7 Million in Revenue for Q3 2025 Marking the Strongest Hyaluronic Acid (HA) Filler Debut in Over a Decade
•Company Now Expects to Achieve Positive Non-GAAP Operating Income of $5 Million to $7 Million in Q4 2025; Remains on Track to Achieve Sustainable Annual Profitability1 Beginning in 2026
•Reaffirms 2025 Net Revenue Guidance of $295 Million to $305 Million and Non-GAAP Operating Expenses of $208 Million to $213 Million

NEWPORT BEACH, Calif., November 5, 2025 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced its financial results for the third quarter ended September 30, 2025.
“Our third quarter results reflect double-digit growth despite the current market environment. Our continued above market performance and disciplined expense management, create an important transition point for the company, as we continue to expect to achieve profitability1 in the fourth quarter and are positioned for sustainable annual profitability1 beginning in 2026,” said David Moatazedi, President and Chief Executive Officer of Evolus. “Total net revenue of $69.0 million, including $63.2 million in global Jeuveau® revenue, represented sequential growth that outperformed typical seasonal trends. In the U.S., we strengthened our market share at 14% year-to-date, underscoring our ability to continue to outperform our competitive set. Importantly, strategic mid-year expense reductions successfully lowered our operating costs, strengthening our financial position in the second half of the year. We also delivered $5.7 million of revenue from Evolysse™, increasing revenue above the second quarter run rate after factoring for initial stocking by accounts in the launch quarter, and establishing the brand as the most successful hyaluronic acid (HA) filler launch in over a decade. In the fourth quarter, we expect to expand our distribution of Evolysse™ by broadening our focus to new accounts while driving deeper engagement with our core customers.”
Moatazedi continued, “Our results highlight the strength of our operating model and the efficiency we’re realizing as we scale. With Jeuveau® and Evolysse™ both performing well, reorder rates strengthening, and international adoption gaining traction, Evolus is positioned to drive sustainable, profitable growth while maintaining a sharp focus on shareholder value creation. Our approach has been to balance growth with operating discipline, and we continue to execute against this, giving us confidence in achieving our 2025 revenue guide of $295 million to $305 million.”
Third Quarter 2025 Highlights and Recent Developments
•The company’s key performance indicators demonstrated continued momentum during the third quarter.
◦Total purchasing accounts increased by nearly 500 in the third quarter. Since launch, more than 17,000 customers have purchased from Evolus, with more than 2,000 purchasing Evolysse™

driving U.S. account penetration above 55%. Customer reorder rates remain approximately 70%2, reflecting strong engagement and retention.
◦Members in the Evolus Rewards™ consumer loyalty program grew by more than 79,000 during the quarter to surpass 1.3 million3, representing a total increase of 34% as compared to Q3 2024.
◦Total Evolus Rewards™ redemptions for the quarter continue to grow and reached an all-time high of over 244,0003 with existing patients receiving repeat treatments at the rate of approximately 68%, which demonstrates growing consumer adoption and utilization.

Third Quarter 2025 Financial Results
•Total net revenues for the third quarter of 2025 were $69.0 million, a 13% increase over the third quarter of 2024, driven primarily by the introduction of Evolysse™ and growth in global Jeuveau® revenue. Net revenue for the third quarter of 2025 included $63.2 million of global Jeuveau® revenue and $5.7 million of Evolysse™ revenue.
•Gross profit margin and adjusted gross profit margin were 66.5% and 67.6%, respectively. Adjusted gross profit margin excludes amortization of intangible assets.
•GAAP operating expenses for the third quarter of 2025 were $57.3 million as compared to $55.5 million in the second quarter of 2025. In August 2025, we took steps to reduce our operating expenses. As part of our strategic cost structure optimization, we incurred $1.4 million in restructuring related expenses primarily consisting of one-time severance benefits for impacted employees.
•Non-GAAP operating expenses for the third quarter of 2025 were $49.7 million, compared to $54.0 million in the second quarter of 2025. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation, depreciation and amortization, and restructuring costs.
•GAAP loss from operations for the third quarter of 2025 was $11.5 million, compared to $15.5 million in the third quarter of 2024.
•Non-GAAP loss from operations in the third quarter of 2025 was $3.1 million compared to non-GAAP loss from operations of $6.7 million in the third quarter of 2024. The Q3 2025 results were better than expected, due to operating expense reduction and in part to the timing of the company's largest customer event of the year, which was moved from Q3 to Q4. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, depreciation and amortization, amortization of intangible assets, and restructuring costs.
•Cash and cash equivalents on September 30, 2025 were $43.5 million compared to $61.7 million on June 30, 2025. The cash use reflects proactive inventory purchases ahead of potential tariffs on pharmaceuticals.
Outlook:
•Evolus Reaffirms:
◦Total net revenues for the full-year 2025 to be between $295 million and $305 million, representing 11% to 15% growth over 2024 results. Evolysse™ injectable HA gels contribution to be 10% to 12% of total revenue for the full-year 2025.
◦Full-year non-GAAP operating expenses for 2025 to be between $208 million and $213 million.
◦U.S. launch of Evolysse™ Sculpt in 2026 and Evolysse™ Lips in 2027.
◦Total net revenue of $700 million by 2028. The company will provide an update on the long-term financial outlook in early 2026, following an updated assessment of the market landscape.
◦To achieve non-GAAP operating income margins of 20% by 2028 by leveraging its highly synergistic, existing infrastructure.
•Evolus Now Expects:
◦To achieve positive non-GAAP operating income of $5 Million to $7 Million in Q4 2025 and remains on track for sustainable annual profitability1 beginning in 2026.
◦To introduce Estyme® in Europe through a limited experience program with select physician partners. A broader European launch is planned for 1H 2026.

The Company Noted:
•Based on recent announcements in September regarding potential tariffs for pharmaceuticals, the impact on Jeuveau® is still being evaluated pending additional guidance provided by the administration. Current inventory in the United States is expected to sustain through the first quarter and is not subject to tariffs, which has an impact to cash in the near-term as the company proactively increased inventory levels ahead of potential tariff implementation.
•Under the U.S. trade agreement with the European Union, Evolysse™ is subject to a 15% tariff. This tariff is expected to have a minimal impact and has been fully incorporated into company guidance. Evolus continues to actively monitoring developments and remain focused on mitigating any potential future exposure.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13756397. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.
Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse™, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 "Profitability" is not a measure presented in accordance with GAAP. Within this press release, "profitability" is defined as achieving positive non-GAAP operating income. See "Use of Non-GAAP Financial Measures" below for more information on the company's use and definitions of non-GAAP measures.
2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through September 30, 2025.
3 Represents cumulative statistics from the launch of Evolus RewardsTM in May 2020 through September 30, 2025.

Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin exclude (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, (iii) depreciation and amortization, and (iv) restructuring costs. Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin will enable investors to assess the company in the same way that management assesses the company’s operating performance against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP (loss) from operations presented herein to gross profit, gross profit margin, GAAP operating expenses and GAAP (loss) from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses and non-GAAP operating income for the full year 2025 and non-GAAP operating income margin by 2028. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses, non-GAAP operating income (loss), or non-GAAP operating income margin because a reconciliation of such measures to forward-looking GAAP operating expenses, GAAP loss from operations, and non-GAAP operating income margin respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market growth; the implementation and impact of tariffs; consumer demand; the company’s financial outlook for 2025 and beyond; and the company’s expectations and timing for achieving continued profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions including trade disputes and tariffs and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S. and Estyme ® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse™ or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse™ HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 expected to be filed with the Securities and Exchange Commission on or about November 5, 2025. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

Jeuveau® (known as Nuceiva® outside the United States) and Evolysse™ (known as Estyme® outside the United States) are referred to throughout this press release by their U.S. trade names for convenience.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Product revenue, net	$68,967	$60,164	$205,740	$185,350
Service revenue	—	921	1,136	1,977
Total net revenues	68,967	61,085	206,876	187,327
Cost of goods sold	23,126	18,986	69,060	57,657
Gross profit	45,841	42,099	137,816	129,670
Operating expenses:
Selling, general and administrative	52,816	52,506	166,131	147,781
Research and development	2,046	2,314	6,095	6,742
Revaluation of contingent royalty obligation payable to Evolus Founders	(107)	2,428	(1,870)	5,611
Depreciation and amortization	1,143	324	2,899	1,633
Restructuring costs	1,443	—	1,443	—
Total operating expenses	57,341	57,572	174,698	161,767
Loss from operations	(11,500)	(15,473)	(36,882)	(32,097)
Other income (expense):
Interest income	479	928	1,668	2,474
Interest expense	(4,094)	(4,764)	(15,716)	(14,162)
Other income (expense), net	(455)	273	(549)	380
Loss before income taxes	(15,570)	(19,036)	(51,479)	(43,405)
Income tax expense	(167)	(134)	(292)	(224)
Net loss	$(15,737)	$(19,170)	$(51,771)	$(43,629)
Other comprehensive income (loss), net of tax:
Currency translation adjustment	462	(88)	768	(262)
Comprehensive loss	$(15,275)	$(19,258)	$(51,003)	$(43,891)
Net loss per share, basic and diluted	$(0.24)	$(0.30)	$(0.80)	$(0.71)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	64,726	63,149	64,324	61,563

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$43,523	$86,952
Accounts receivable, net	50,435	47,682
Inventories	32,871	12,158
Prepaid expenses and other current assets	8,060	4,550
Total current assets	134,889	151,342
Noncurrent assets	84,108	81,227
Total assets	$218,997	$232,569
Accounts payable and accrued expenses	$53,420	$50,027
Other current liabilities	13,291	12,933
Total current liabilities	66,711	62,960
Long-term portion of term loan, net of discount and issuance costs	145,780	121,506
Other noncurrent liabilities	35,266	42,581
Total liabilities	$247,757	$227,047
Total stockholders’ equity (deficit)	$(28,760)	$5,522

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Net cash (used in) provided by:
Operating activities	$(55,092)	$(22,807)
Investing activities	(6,286)	(3,461)
Financing activities	17,260	48,727
Effect of exchange rates on cash and cash equivalents	689	(262)
Change in cash and cash equivalents	(43,429)	22,197
Cash and cash equivalents, beginning of period	86,952	62,838
Cash and cash equivalents, end of period	$43,523	$85,035

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total net revenues	$68,967	$61,085	$206,876	$187,327
Cost of goods sold	23,126	18,986	69,060	57,657
Gross profit	45,841	42,099	137,816	129,670
Gross profit margin	66.5%	68.9%	66.6%	69.2%
Add: Amortization of distribution right intangible asset	807	763	2,352	2,290
Adjusted gross profit	$46,648	$42,862	$140,168	$131,960
Adjusted gross profit margin	67.6%	70.2%	67.8%	70.4%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2025	2024	2025	2024	2025
GAAP operating expense	$57,341	$57,572	$174,698	$161,767	$55,530
Adjustments:
Revaluation of contingent royalty obligation	(107)	2,428	(1,870)	5,611	(3,914)
Stock-based compensation:
Included in selling, general and administrative	4,963	4,955	15,058	15,370	4,346
Included in research and development	172	265	493	713	142
Depreciation and amortization	1,143	324	2,899	1,633	932
Restructuring costs	1,443	—	1,443	—	—
Non-GAAP operating expense	$49,727	$49,600	$156,675	$138,440	$54,024

Evolus, Inc.
Reconciliation of GAAP Loss from Operations to
Non-GAAP Loss from Operations
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP loss from operations	$(11,500)	$(15,473)	$(36,882)	$(32,097)
Adjustments:
Revaluation of contingent royalty obligation	(107)	2,428	(1,870)	5,611
Stock-based compensation:
Included in selling, general and administrative	4,963	4,955	15,058	15,370
Included in research and development	172	265	493	713
Depreciation and amortization	1,143	324	2,899	1,633
Amortization of distribution right intangible assets	807	763	2,352	2,290
Restructuring costs	1,443	—	1,443	—
Non-GAAP loss from operations	$(3,079)	$(6,738)	$(16,507)	$(6,480)